Exhibit 10.21

FIRST AMENDMENT TO PLEDGE AGREEMENT

THIS FIRST AMENDMENT TO PLEDGE AGREEMENT (this “Amendment”) is made as of the 17th day of July, 2015, by and between VIZIO, INC., a California corporation (the “Borrower”) and CITIBANK, N.A. (the “Lender”).

RECITALS

A. Borrower and Lender are parties to that certain Credit Agreement dated as of August 14, 2014 (the “Credit Agreement”), whereby Lender made available to Borrower a revolving line of credit in the maximum amount of Twenty Five Million Dollars ($25,000,000). In connection with the Credit Agreement, Borrower and Lender executed that certain Pledge Agreement dated as of August 14, 2014 (the “Pledge Agreement”).

B. Borrower has requested, and Lender has agreed to amend the Credit Agreement to, among other things, increase the Maximum Amount of the Revolving Credit Loan from Twenty Five Million Dollars ($25,000,000) to Fifty Million Dollars ($50,000,000). In connection therewith, Borrower wishes to provide additional “Collateral” (as defined in the Pledge Agreement) to Lender as provided in Section 16 of the Pledge Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree to amend the Pledge Agreement as follows:

1. Modification of Pledge Agreement. The Pledge Agreement is hereby modified as provided below.

a. Exhibit A of the Pledge Agreement is modified to add the following Pledged Account (“New Collateral”):

Citi Private Bank Account No. 15C103800768

Citibank, N.A.

9601 Wilshire Blvd., Suite 550

Beverly Hills, Ca. 90210

Borrower and Lender agree that as of the date hereof, the New Collateral shall become part of the Collateral subject to the terms of the Pledge Agreement.

2. Ratification of Pledge Agreement. Except as specifically amended hereby, the terms and conditions of the Pledge Agreement are in all respects ratified and confirmed and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender nor constitute a waiver of any provision of the Pledge Agreement. Lenders have and will continue to have a valid security interest in all Collateral and Borrower expressly reaffirms all security interests and liens granted to Lender pursuant to the Pledge Agreement.

3. Multiple Counterparts. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date first set forth above.

BORROWER:

VIZIO, INC., a California corporation

By:	/s/ Kurtis Binder
Name:	Kurtis Binder
Title:	Chief Financial Officer

LENDER:

CITIBANK, N.A.

By:	/s/ Michael Bondy
Name:	Michael Bondy
Title:	Senior Vice President

Signature Page to Amendment to Pledge Agreement